Exhibit 10.7

UC Case Numbers 2004-177, 2007-108, 2010-170 & 2010-240.

Second Amendment

to the

Exclusive License Agreement for Chemical Nanowire Sensor Technologies

This second amendment to the Exclusive License Agreement for Chemical Nanowire Sensor Technologies ("First Amendment") between The Regents of the University of California and Nano Engineered Applications (NEA) Inc. is made effective this 8th day of March, 2011, between The Regents of the University of California ("The Regents"), a California corporation, having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200, and NEA Inc. ("Licensee"), having its principal place of business at 1650 Spruce Street, Suite 500, Riverside, CA 92507.

BACKGROUND

Whereas, on March 31, 2010, the Licensee and The Regents entered into an agreement entitled "Exclusive License Agreement between The Regents of the University of California and Nano Engineered Applications, Inc. for Chemical Nanowire Sensor Technologies" having UC Control Number 2010-04-0784 ("License Agreement");

Whereas, the Licensee and The Regents agreed to a first amendment of the Licensee's due diligence requirements in the License Agreement on December 14, 2010; and

Whereas, the Licensee and The Regents agree to a second amendment of the Licensee's patent prosecution cost requirements in the License Agreement as set forth below.

The parties agree as follows:

Paragraph 16.D of the License Agreement is replaced in its entirety by the following:

16.D. All costs of obtaining patentability opinions, preparing, filing, prosecuting, and maintaining patent applications and resulting patents specified under Patent Rights ("Patent Prosecution Costs") which occur at eight (8) months or later after the "Effective Date" of this Agreement will be borne by the Licensee. The costs of all interferences, oppositions, reexaminations, and reissues shall also be deemed to be Patent Prosecution Costs and also will be borne by the Licensee. The Licensee will reimburse The Regents for all Patent Prosecution Costs within thirty (30) days following receipt of an itemized invoice from The Regents for Patent Prosecution Costs. If either party terminates this Agreement, the Licensee will he responsible for all Patent Prosecution Costs incurred up to the effective date of termination of the Agreement.

In witness whereof, each party hereto has executed this Second Amendment in duplicate originals by their respective and duly authorized officers on the day and year below written.

Nano Engineered Applications, Inc.		The Regents of the University of California

Signature:	/s/ Amro Albanna	Signature:	/s/ Craig Sheward

Name: Amro Albanna		Name: Craig Sheward

Title:		Title: Assistant Vice Chancellor, OTC

Date: 4/21/2011		Date: 4/21/2011